FILED
                                                 Apr -3   1995
                                          Clerk, U.S. District Court
                                       Southern District of California
                                                  By Deputy



                  UNITED STATES DISTRICT COURT

                 SOUTHERN DISTRICT OF CALIFORNIA


DUNES HOTELS & CASINOS, INC., )
a New York corporation;       )
CONTINENTAL CALIFORNIA        )
CORPORATION, a California     )
corporation; and M & R        )
INVESTMENT COMPANY, INC., a   )
Nevada corporation,           )
                              )
               Plaintiffs,    )
                              )
     v.                       )
                              )
RESOLUTION TRUST CORP., as    )
receiver for San Antonio      )
Savings Association F.A.;     )
SAN ANTONIO SAVINGS           )
ASSOCIATION, a Texas          )
Chartered Mutual Savings and  )
Loan,                         )
                              )
               Defendants.    )
______________________________)

     This matter comes before the Court on Plaintiff's motion for preliminary injunction. Plaintiffs seek a court order prohibiting Defendant Resolution Trust Corporation (the "RTC") from foreclosing on a piece of property owned by Plaintiff Continental California Corporation ("Continental"). Since this Court lacks subject matter jurisdiction to issue the injunction sought by Plaintiffs, Plaintiffs' motion for preliminary injunction is denied.

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I.   Background

     Plaintiff Dunes Hotels & Casinos Inc. ("Dunes") first started doing business with San Antonio Savings Association ("SASA") in 1983. On July 27, 1983, Dunes executed a written guaranty (the "Guaranty") of a loan made by SASA to Dunes Hotel & Casino of Atlantic City Joint Venture (the "Joint Venture"). The Joint Venture planned to develop a hotel and casino in Atlantic City, New Jersey. SASA made the loan, in the amount of $15,000,000 (the "Loan") on the same day, July 27, 1983. The loan was secured by a deed of trust on the Joint Venture's New Jersey property (the "New Jersey Property"). The New Jersey Property included land in Atlantic City, New Jersey and Egg Harbor Township, New Jersey.

     The Joint Venture did not provide to be successful. It filed for bankruptcy under Chapter 11 on August 9, 1985. SASA filed suit against Dunes on the Guaranty on January 8, 1986. SASA won a judgment against Dunes on May 26, 1988.

     Shortly after the entry of the May 26, 1988 judgment, Dunes, SASA, and M & R Investment Co. ("MRI") entered into a settlement agreement (the "Settlement Agreement"). Under the terms of the Settlement Agreement, Dunes agreed to secure its obligations under the Settlement Agreement by encumbering real property in San Diego, owned by Continental (the "San Diego Property"). Continental, as trustor, executed a deed of trust to Ticor Title Insurance Company of California, as trustee, with SASA as the beneficiary. The parties recorded the trust deed on December 14, 1989 as Instrument

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No. 89-676300 in the Official Records of San Diego County,
California (the "Continental Deed of Trust").

     On February 28, 1989, the Federal Home Loan Bank Board ("FHLBB") determined that SASA was insolvent and appointed the Federal Savings and Loan Insurance Corporation ("FSLIC") as conservator. FHLBB later appointed FSLIC as receiver for SASA. As receiver, FSLIC took possession of SASA's assets and inherited all of SASA's rights, titles, powers, and privileges. FHLBB directed FSLIC to liquidate SASA.

     Approximately four months later, the FHLBB created San Antonio Savings Association, F.A. ("New SASA"). FSLIC liquidated SASA by transferring its assets to New SASA. FSLIC served as conservator for New SASA.

     The Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA:), Pub. L. No. 101-73, 103 Stat. 183 (1989),
abolished the FSLIC and created the RTC. The RTC succeeded the FSLIC as receiver for SASA and as conservator for New SASA.(1)

     In anticipation of a ruling by the Bankruptcy Court on a motion to transfer property from the Joint Venture to SASA, Dunes, Plaintiff M & R Insurance Company ("MRI"), and the RTC acting as conservator for New SASA amended the Settlement Agreement by way of a "First Amendment to Settlement Agreement" dated December 5, 1989 (the "First Amendment").

(1) The RTC later became, and still is, receiver for New SASA. The RTC currently is charged with liquidating New SASA's assets.

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     The First Amendment required New SASA or the RTC as its
conservator to fix the fair market value of the New Jersey Property on July 1, 1991. If the property had not been sold by that date, SASA or the RTC was to deduct the appraised value of the land from the indebtedness of Dunes to SASA (the "Fair Market Value Credit").

     On December 5, 1989, the Bankruptcy Court presiding over the
Joint Venture's Chapter 11 proceedings ordered the New Jersey
Property transferred to SASA "free and clear of all liens, except for real estate taxes and other municipal liens" and "in satisfaction of SASA's lien claims totaling $26,196,000."

     Dunes argues that the transfer to SASA of the New Jersey Property satisfied Dunes' obligations under the Settlement Agreement and the First Amendment. As a result, Dunes argues, Dunes cannot be in default under the terms of the Settlement Agreement and First Amendment.

     Dunes also alleges that a genuine factual dispute exists as to the amount of Dunes' monetary obligation under the Settlement Agreement and the First Amendment. According to Plaintiffs, "Absent agreement or judicial determination of the Fair Market Value Credit, there can be no determination of the settlement obligation, if any, of Dunes and hence, no determination of the RTC's entitlement to foreclose on the [Continental] Deed of Trust." (Pls.' Compl. Paragraph 22.)

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     On November 28, 1994, the RTC caused to be recorded a "Notice of Default and Election to Sell Under Deed of Trust" regarding the San Diego Property. Recordation of the Notice commenced a nonjudicial foreclosure of the San Diego Property pursuant to the power of sale in the Continental Deed of Trust. The Notice of Default states that the unpaid principal balance of the Settlement Agreement and the First Amendment is $15,110,063.71. Dunes disputes the $15,110,063.71 figure, and points to two demand letters it received from the RTC indicating that Dunes' obligations under the Settlement Agreement and the First Amendment were substantially less. (Pls. Compl. Paragraph 26.) Indeed, Dunes points to a number of appraisals of the New Jersey Property that suggest that its Fair Market Value eclipsed or nearly eclipsed Dunes' obligations to the RTC and New SASA.

     In a letter dated January 10, 1995 addressed to the attorneys for the RTC, Continental requested a written itemization of the entire amount claimed to be due by the beneficiary of the Continental Deed of Trust. According to James H. Dale, the
Treasurer and Chief Financial Officer of Continental, Continental never received the information it requested.

     On February 2, 1995, Plaintiffs filed a Complaint listing eight causes of action.(2) Plaintiffs filed their motion for preliminary injunction the same day, February 2, 1995.

(2) Plaintiffs' causes of action include:  breach of contract;
restitution; breach of implied covenant of good faith and fair dealing; breach of fiduciary duty; declaratory relief; injunctive relief; accounting; and quiet title.

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
II.  Discussion

     A.   Jurisdiction

     The RTC argues that this Court lacks jurisdiction to enjoin it from proceeding with a nonjudicial foreclosure sale. According to the RTC, 12 U.S.C. Section 1821(j) prohibits federal courts from granting equitable relief against the RTC. Section 1821(j), titled "Limitation on court action," states:

     Except as provided in this section, no court may take any action, except at the request of the Board if Directors by regulation or order, to restrain or affect the exercise of powers or functions of the [RTC] as a conservator or receiver.

     Defendants cite to a number of cases from circuits other than the Ninth Circuit in which the courts have found that Section 1821(j)'s bar on injunctions against the RTC is absolute or nearly absolute. (SEE Defs.' Opp. at 4-7 (citing cases)). The case cited most prominently by Defendants is 281-300 JOINT VENTURE V. ONION, 938 F.2d 35 (5th Cir. 1991), CERT. DENIED, 112 S. Ct. 933 (1992).
In ONION, a borrower sought an injunction against the RTC--acting as conservator for New SASA--to prevent the RTC from foreclosing on a mortgage. The ONION court found that "the courts lack the ability to enjoin nonjudicial foreclosures that are within the statutory powers of the RTC as conservator or receiver." ID. at
39. The court then determined that FIRREA granted the RTC the power to foreclose on the property of a debtor. In light of the

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statutory power conferred by Congress on the RTC to "'collect all obligations and money due the [failed] institution,'" the ONION court concluded that Section 1821(j) prohibited the federal courts from interfering in any way with actions take by the RTC to foreclose on property. ID. at 39 (quoting 12 U.S.C. Section 1821(d)(2)(B)(ii)).

     Defendants have pointed to decisions in at least four other circuits in which the courts have interpreted Section 1821(j) to deprive the federal courts of jurisdiction to issue ANY injunctions interfering with the RTC's powers to conduct foreclosure sales. SEE, E.G., TILLMAN V. RTC, 37 F.3d 1032, 1035 (4th Cir. 1994)
(finding that under Section 1821(j) courts could not interfere with RTC's foreclosure on residential property); SUNSHINE DEVELOPMENT, INC. V. FDIC, 33 F.3d 106, 112 (1st Cir. 1992) ("[I]n a run-of-the-
mill case, a district court lacks the authority to enjoin the FDIC, acting lawfully as a receiver, from foreclosing on security that it holds."); TELEMATICS INT'L, INC. V. NEMLC LEASING CORP., 967 F.2d 703, 706-07 (1st Cir. 1992) (affirming district court's decision that Section 1821(j) prohibited it from issuing injunction against the RTC's foreclosure upon a certificate of deposit pledged by a guarantor in support of an equipment lease); SEE ALSO NATIONAL TRUST FOR HISTORIC PRESERVATION V. FDIC, 21 F.3d 469 (D.C. Cir.
1994) (court lacked jurisdiction to enjoin sale by RTC of historic Dr. Pepper building even though sale arguably violated the National Historic Preservation Act); GROSS V. BELL SAV. BANK PASA, 974 F>2d 403, 404 (3d Fir. 1992) ("[W]here the RTC performs functions

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assigned to it under [FIRREA], injunctive relief will be denied even where the RTC acts in violation of other statutory schemes.").

     Plaintiffs respond by directing this Court's attention to a 1991 Ninth Circuit case, ABBOTT BUILDING CORP. V. UNITED STATES, 951 F.2d 191 (9th Cir. 1991).(3) Although ABBOTT contains language that at first blush suggests that this Court has jurisdiction to enjoin a foreclosure, a closer analysis shows that the case does not support Plaintiffs' position. Examples of the ABBOTT court's sweeping language include the following:

     [I]t can hardly be gainsaid that if a FSLIC receivership wishes to collect upon an alleged claim, it cannot simply seize assets of an alleged debtor, but must resort to an action at law. As the numerous collections actions demonstrate, FSLIC has regularly found it necessary to resort to the courts in order to establish and enforce its demands against third parties....  It has never been
     though that FLSIC's inability to simply directly enforce its claim against recalcitrant debtors somehow restrained or affected it in the use of its receivership powers.

ID. at 194 (citations omitted). The court added that federal courts have jurisdiction to determine "whether property was foreclosed upon in the manner permitted by law." ID. at 194. Finally, the court explained that "when FSLIC purports to have acquired the property of another through a foreclosure under the

(3) Although the ABBOTT court did not consider Section 1821(j), the court's analysis of 12 U.S.C. Section 1464(d)(6)(C), is equally applicable to Section 1821(j). The two statutes have similar language, and the legislative history to FIRREA shows that Congress intended Section 1821(j) to have the same effect as Section 1464(d)(6)(C). SEE ROSA V. RTC, 938 F.2d 383, 399 n.20 (3d Cir.
1991) (citing H.Rep. No. 101-54(I, 101st Cong., 1st Sess. 334,
REPRINTED IN 1989 U.S. Code Cong. & Admin. News 86, 130); SEE ALSO ABBOTT, 951 F.2d at 194 n.4 (noting the similarity between Section 1821(j) and Section 1464(d)(6)(C)).

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
provisions of state law, the courts have jurisdiction to decide whether that law was indeed followed." ID. at 195.

     ABBOTT, however, arose out of a set of unusual facts. In ABBOTT, a trustee under a deed of trust conducted a nonjudicial foreclosure sale. The FLSIC, then acting as receiver for the beneficiary of the deed of trust, purchased the property with a credit bid of $124,193.05. Plaintiff, the original grantor of the deed of trust, brought suit to set aside the foreclosure sale on the grounds that the trustee had not complied with state law. The Ninth Circuit found that it had jurisdiction to consider the narrow question of whether assets belonging to another, i.e. the grantor, had been deeded to the receivership by someone without any right to do so, i.e. the trustee. ID. at 195. The court stated that such an inquiry did not affect the receiver's own powers; it "simply leaves the determination of third party rights in the hands of others." ID. As the District of Columbia Circuit explained, "The [ABBOTT] court limited its holding to situations in which the FSLIC, acting as a receiver, had acquired property in an invalid foreclosure sale." NATIONAL TRUST, 21 F.3d at 471 n.1.

     In other words, ABBOTT does not suggest that this Court has jurisdiction to grant the relief sought by Plaintiffs. Plaintiffs ask this Court to issue an injunction, prohibiting the RTC from conducting a foreclosure sale. Yet in every case cited to this Court by the parties, the courts have concluded that federal courts lack jurisdiction to enjoin the RTC, acting as conservator or

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receiver, from conducting foreclosure sales.  Despite its broad language, ABBOTT merely permits courts to review foreclosure sales conducted by third parties, not to prohibit the RTC from exercising its statutory powers.

     In their Reply brief, Plaintiffs argue that their due process rights will be violated if this Court applies Section 1821(j) in the manner suggested by Defendants.(4) According to Plaintiffs, denial of an injunction will deprive them of their only opportunity for a predeprivation hearing. In addition, Plaintiffs argue that they will have no opportunity for meaningful postdeprivation review because New SASA has no assets to satisfy a future award of damages.

     Plaintiffs' due process claims are without merit. None of the cases on which Plaintiffs' rely requires this Court to grant an injunction despite FIRREA's anti-injunction provision. Plaintiffs, for example, cite to UNITED STATES V. JAMES DANIEL GOOD REAL PROPERTY, 114 S. Ct. 492 (1993). In JAMES DANIEL GOOD, the Supreme Court held: "Unless exigent circumstances are present, the Due Process Clause requires the Government to afford notice and a meaningful opportunity to be heard before seizing real property subject to civil forfeiture." ID. at 505. In the case at hand, exigent circumstances are present, removing the premium on a

(4) Plaintiffs also allege that the RTC's foreclosure will constitute a "taking" without just compensation in violation of the Fifth Amendment. Plaintiffs, however, cite no authority for their takings argument and do not explain whether a takings analysis could apply where the property to be "taken" secures a guaranty.

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predeprivation hearing.  Congress enacted FIRREA as an emergency measure to enable the RTC "to resolve and liquidate expeditiously the hundreds of failed financial institutions throughout the country." TILLMAN, 37 F.3d at 1035; SUNSHINE DEVELOPMENT, 33 F.3d at 111. In order to hasten the process of resolution and liquidation, Congress included the anti-injunction provision discussed above. TILLMAN, 37 F.3d at 1035-36.

     Plaintiffs also rely on SOUTH CAROLINA V. REGAN, 465 U.S. 367
(1984), and dictum from BOB JONES UNIVERSITY V. SIMON, 416 U.S. 725
(1974) In BOB JONES, the Court resisted a challenge to the Anti-Injunction Act of the Internal Revenue Code, 26 U.S.C. Section 7421(a). The Court refused to find that the anti-injunction provision violated the plaintiff's due process rights. The Court explained, "This is not a case in which an aggrieved party has no access at all to judicial review. Were that true, our conclusion might well be different." ID. at 746. The Court's conclusion WAS different when it considered REGAN ten years later. The REGAN court held that the anti-injunction remedy could not preclude injunctive relief when Congress provided no alternate remedy. 465 U.S. at 378.

     In the case at hand, Congress has devised an elaborate remedial scheme which contemplates administrative and judicial review. The TELEMATICS INT'L court explains that "as the statute provides for expedited administrative review of claims presented to the FDIC, and for judicial review of the resulting administrative

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determination, precluded injunctions of the type sought here does not leave parties such as Telematics without recourse." 967 F.2d 703, 706 (1st Cir. 1992). "The statutory scheme of FIRREA ... provides a dispute resolution structure that allows the RTC initially to collect assets, determine rights, and resolve claims before disputes over such matters can be heard in court." TILLMAN, 37 F.3d at 1036.

     Plaintiffs argue that the opportunities for postdeprivation administrative and judicial review cannot save Section 1821(j) because any postdeprivation review would be meaningless in the case at hand. Plaintiffs cite to ONION in support of their argument that the RTC, as receiver for New SASA, could not satisfy any future award of damages. According to Plaintiffs, "ONION makes clear that unsecured creditors, such as plaintiffs, will never recover damages if they prevail against the RTC." (Pls. Reply at 3 n. 4) Plaintiffs, however, cite to a portion of the ONION decision finding that general creditor claims against the receivership had little or no value. SEE ONION, 938 F.2d at 38. Under 12 C.F.R. Section 360.3(a), general creditor claims arising before the establishment of the receivership are assigned sixth priority in the payment hierarchy. The receiver may not pay any sixth-level claims until it pays claims from levels one through five, or establishes that it will be able to pay all of the claims from levels one through five of the hierarchy. Section 360.3(d). In ONION, the Court merely held that sixth level claims against the

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New SASA receivership were virtually worthless.  The ONION court did not make any findings with respect to higher-numbered claims.

     At oral argument and in their reply to Plaintiffs' pocket brief, Defendants have suggested, without committing themselves, that Plaintiffs postforeclosure claim against the RTC and New SASA would be a priority one claim, as an administrative expense of the receiver. (Defs.' Reply to Pocket Brief at 5-6 (citing Section 360.3(a)(1).) Defendants explain in their Reply to the Pocket Brief,

     Administrative creditors are defined as those who have postreceivership claims against the RTC as receiver. These claims are not subject to the original "bar date" set by the RTC as receiver. Administrative claims must be paid in full. If necessary, the claims are paid directly by the RTC in its corporate capacity.

(Defs.' Reply to Pocket Brief at 6.) Here, Plaintiff's ' postforeclosure claims would arise after the establishment of the receivership and would be against the RTC. As a result, Plaintiffs likely would be entitled to file administrative expense claims against the RTC and to receive payment in full for any loss incurred as a result of the foreclosure sale. Since Plaintiffs have not shown that they would not be entitled to file an administrative expense claim, they have not established that postdeprivation review would be meaningless.

     Finally, Plaintiffs argue that California's nonjudicial foreclosure statute teeters on the brink of unconstitutionality and has been found valid only because it provides for predeprivation review. In support of this argument, Plaintiffs cite LEHNER V. UNITED STATES, 685 F.2d 1187, 1190 & n.4 (9th Cir. 1982). The

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LEHNER court held that HUD's reliance on California's nonjudicial foreclosure statute did not violate the plaintiff's due process rights because the statute gives property owners the right to go to file and have a hearing on legal or equitable claims prior to foreclosure. ID.

     According to Plaintiffs, the absence of a right to seek meaningful predeprivation relief in the case at hand would make the applicaiton of the statute constitutionally unsound. This Court is not persuaded. First, the ONION court specifically rejected constitutional challenges to the application of Texas' nonjudicial foreclosure statute to land involved in that case. ONION, 938 F.2d at 39. Second, the LEHNER court did not contemplate the circumstances in the case at hand. Congress has indicated in FIRREA that the savings and loan crisis has created exceptional circumstances, warranting changes in the minimum procedures required by the Due Process Clause. Third, as explained above, Congress has not left Plaintiffs without any remedy. As a result, this Court finds that the language in LEHNER does not control this case.

     Congress has determined that postdeprivation review is adequate to satisfy due process. This Court agrees. The provisions for expedited review in Section 1821(d)(8) provide an adequate alternative to predeprivation hearings, which Congress has found to be impracticable in connection with resolution and liquidation of failed savings and loans. Plaintiffs have not shown that Section 1821(j) is unconstitutional PER SE or as applied to

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them.  As a result, this Court finds that Section 1821(j) prohibits this Court from granting Plaintiffs' motion for preliminary injunction.

     B.   Venue and the Merits of Plaintiffs' Motion
     Since this Court has determined that it does not have subject matter jurisdiction to grant Plaintiffs' motion for preliminary injunction, this Court need not consider at this time whether venue is proper in this district and whether Plaintiffs have satisfied the requirements for injunctive relief.

III. Conclusion

     For the reasons given above, Plaintiffs' motion for preliminary injunction is DENIED.
IT IS SO ORDERED:

Date: 4/3/95
                                   /s/ John S. Rhoades, Sr.
                                   John S. Rhoades, Sr.
                                   United States District Judge

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
Copies to:

Kristina Pickering
Morris, Brignone & Pickering
1203 Bank of America Plaza
300 South Fourth Street
Las Vegas, NV  89101

Richard C. Goodman
Stradling, Yocca, Carlson & Rauth
660 Newport Center Dr., Suite 1600
Newport Beach, CA  92660-6441

Peter L. Duncan
Pyle Sims Duncan & Stevenson
401 "B" St., Ste. 1500
San Diego, CA  92101

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